EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-34223 and Form S-8 No. 333-60075) pertaining to the Amended and Restated 1997 Stock Award and Incentive Plan of Alexandria Real Estate Equities, Inc., the Registration Statement (Form S-3 No. 333-118082) of Alexandria Real Estate Equities, Inc. and in the related Prospectus, the Amended Registration Statement (Form S-3/A No. 333-56449) of Alexandria Real Estate Equities, Inc. and in the related Prospectus, and the Amended Registration Statement (Form S-3/A No. 333-81985) of Alexandria Real Estate Equities, Inc. and in the related Prospectus, of our reports dated March 4, 2005, with respect to the consolidated financial statements and schedule of Alexandria Real Estate Equities, Inc., Alexandria Real Estate Equities, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Alexandria Real Estate Equities, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Los Angeles, California

March 11, 2005